Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-242387) pertaining to the 2020 Employee Incentive Award
Plan of Commerce.com, Inc. (formerly BigCommerce Holdings, Inc.),
(2)
Registration Statement (Form S-8 No. 333-256007) pertaining to the 2020 Equity Incentive Plan of
Commerce.com, Inc. (formerly BigCommerce Holdings, Inc.),
(3)
Registration Statement (Form S-8 No. 333-258679) pertaining to the 2021 Inducement Equity Incentive
Plan of Commerce.com, Inc. (formerly BigCommerce Holdings, Inc.),
(4)
Registration Statement (Form S-3 No. 333-262662) of Commerce.com, Inc. (formerly BigCommerce
Holdings, Inc.),
(5)
Registration Statement (Form S-8 No. 333-270261) pertaining to the 2020 Equity Incentive Plan of
Commerce.com, Inc. (formerly BigCommerce Holdings, Inc.), and
(6)
Registration Statement (Form S-8 No. 333-27936) pertaining to the 2020 Equity Incentive Plan of
Commerce.com, Inc. (formerly BigCommerce Holdings, Inc.);

of our reports dated March 2, 2026, with respect to the consolidated financial statements of Commerce.com, Inc. and the effectiveness of internal control over financial reporting of Commerce.com, Inc. included in its Annual Report
(Form 10-K) of Commerce.com, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Austin, Texas

March 2, 2026